UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  July 30, 2004


                            PORTLAND BREWING COMPANY
             (Exact name of registrant as specified in its charter)

            Oregon                                               93-0865997
-------------------------------                              -------------------
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)


2730 NW 31st Avenue, Portland, Oregon                         97210
--------------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)


                                  (503)226-7623
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)





--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

ITEM 5. OTHER EVENTS

Portland Brewing Company ("Portland Brewing") held a special meeting of shareholders on July 30, 2004 at 10:00 a.m., at which shareholders voted in favor of an asset sale proposal pursuant to which Portland Brewing sold substantially all of its brewery and restaurant operations to Pyramid Breweries Inc. and PBC Acquisition, LLC. The shareholders also voted in favor of a 600,000-for-1 reverse stock split of the outstanding shares of Portland Brewing common stock. The asset sale became effective at 11:59 p.m., Pacific Time, on July 31, 2004, and the reverse split became effective August 2, 2004, upon the filing an Amendment to Portland Brewing's Articles of Incorporation with the Oregon Secretary of State. Portland Brewing's exchange agent will send a letter of transmittal to the holders of fractional shares of common stock on or about August 13, 2004. Shareholders who held fewer than 600,000 shares of common stock immediately prior to the reverse stock split will receive $.10 for each pre-split share in cash after surrendering their share certificates to the exchange agent, and as a result will no longer be shareholders of Portland Brewing. Shareholders who held 600,000 or more shares before the transaction will receive a certificate for their post-split shares, plus a cash payment for any resulting fractional shares, after complying with the exchange procedures that will be provided in the letter of transmittal. As a result of the reverse stock split, Portland Brewing has fewer than 300 record holders of its common stock, permitting Portland Brewing to terminate the registration of its common stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Portland Brewing filed for termination of such registration on August 3, 2004. There were 7,666,767 shares of Portland Brewing's common stock represented at the Special Meeting in person or by proxy, which is approximately 77.8% of the shares of common stock outstanding and entitled to vote based on the June 28, 2004 record date for the Special Meeting. There were 5,770 shares of Portland Brewing's Series A Preferred stock represented at the Special Meeting in person or by proxy, which is 100% of the shares of Series A Preferred stock outstanding and entitled to vote based on the June 28, 2004 record date for the Special Meeting. Each share of Series A Preferred stock is entitled to cast 100 votes. The results of the vote, as certified by the inspector of elections, were as follows:

PROPOSAL 1- REVERSE SPLIT PROPOSAL:

------------------------------- ---------------------------- ---------------------------- ----------------------------
   NO. OF SHARES VOTING FOR         NO. OF SHARES VOTING            NO. OF SHARES               NO. OF BROKER NON-
                                          AGAINST                     ABSTAINING                      VOTES
------------------------------- ---------------------------- ---------------------------- ----------------------------
    Common         Preferred       Common       Preferred       Common       Preferred       Common       Preferred
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
   7,561,842         5,770         94,938           0           9,987            0              0             0
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------

PROPOSAL 2 - ASSET SALE PROPOSAL:

------------------------------- ---------------------------- ---------------------------- ----------------------------
   NO. OF SHARES VOTING FOR         NO. OF SHARES VOTING            NO. OF SHARES               NO. OF BROKER NON-
                                          AGAINST                     ABSTAINING                      VOTES
------------------------------- ---------------------------- ---------------------------- ----------------------------
    Common         Preferred       Common       Preferred       Common       Preferred       Common       Preferred
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
   7,555,452         5,770        100,148           0           11,167           0              0             0
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                        PORTLAND BREWING COMPANY


Date: August 3, 2004                                    /s/ FRED BOWMAN
                                                        ----------------------
                                                        Fred Bowman, President